Exhibit 3.4

BYLAWS

OF

ESSEX GROUP, INC.

1.                                       MEETINGS OF SHAREHOLDERS

1.1                                 Annual Meetings.  The Annual Meeting of the shareholders of the Corporation shall be held on or prior to April 30th of each year or on such other date designated from time to time by the Board of Directors, at the date and time stated in the Notice of Meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

1.2                                 Special Meetings.  Special meetings of the shareholders may be called by the President of the Corporation or by the Board of Directors and shall be called by the Secretary of the Corporation upon the written request of shareholders who together hold a majority of all the outstanding shares of the Corporation entitled to vote at the meeting.

1.3                                 Quorum at Meetings.  A majority in number of the shares entitled to vote represented in person or by properly executed proxy shall constitute a quorum at any shareholders’ meeting.

1.4                                 Place of Meetings.  The Board of Directors may designate any place either within or without the State of Michigan as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  If no designation is made or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the principal office of the corporation in Fort Wayne, Indiana.

1.5                                 Telephone Meetings.  One or more shareholders may participate in meetings by means of conference telephone or similar communications equipment by means of which all shareholders participating in the meeting can hear one another if all participants are advised of the use of the communications equipment and the names of the shareholders participating through such equipment are divulged.  Participation through such equipment shall constitute presence in person at the meeting.

2.                                       NOTICE OF MEETINGS AND CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

2.1                                 Notice of Meetings.  Written or printed notice signed by the Secretary of the Corporation, or by some other officer expressly designated by the Board of Directors for that purpose, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the President or the Secretary of the Corporation, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

2.2                                 Closing of Transfer Books or Fixing of Record Date.  The Board of Directors of the corporation shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix in advance a date not exceeding sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise, after any such record date fixed as aforesaid.

3.                                       DIRECTORS

3.1                                 Number, Quorum and Vacancies.  The business and affairs of this Corporation shall be managed under the direction of its Board of Directors except as otherwise provided by law or in the Articles of Incorporation.  The number of directors shall be determined from time to time by resolution of the Board of Directors.  A majority of the members of the Board of Directors then in office shall constitute a quorum at any meeting of the Board of Directors.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Any vacancy in the Board of Directors or newly created directorships resulting from any increase in the authorized number of directors may be filled by appointment made by the remaining members of the Board of Directors, though less than a quorum, and the directors so chosen shall hold office until the next annual election of directors by the shareholders and until their successors are duly elected and qualified, or until their resignation or removal.

3.2                                 Organization Meetings.  The Board of Directors shall convene without notice at the time and place of and immediately after every annual meeting of the shareholders, at which time and place the directors shall elect, in such manner as they may determine, the officers of the Corporation.

3.3                                 Regular Meetings.  The Board of Directors may hold such other regular meetings, either with or without notice, as it may by resolution provide.

3.4                                 Special Meetings.  Special meetings of the Board may be held by giving two days notice thereof to each director, including notice by telephone or telegram, and such notice may be waived by written waiver signed by the absent directors, either before or after the meeting.  Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting.  Such meetings may be called by the President or by any two directors.

3.5                                 Time and Place of Meeting.  All meetings of the Board of Directors, whether regular or special, may be held at such place or places, either within or without the State of Michigan, as may be specified from time to time.

3.6                                 Compensation of Directors.  The directors, as such, will not receive any stated salary for their services, but reasonable compensation to be fixed by resolution of the Board and the expenses of attendance, if any, may be allowed to each director for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor or for any special services rendered.

3.7                                 Committees.  The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

Amend the Articles of Incorporation.

Adopt an agreement of merger or consolidation.

Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets.

Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

Amend the Bylaws of the Corporation.

Fill vacancies in the Board.

Fix compensation of the directors for serving on the Board or on a committee.

Declare a dividend.

Authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  A committee, and each member thereof, shall serve at the pleasure of the Board.

4.                                       OFFICERS

4.1                                 Election and Appointment.  The elected officers of the Corporation shall consist of a President, Secretary, Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents and the Board may appoint or provide for the appointment of such other officers and agents as may from time to time become necessary or advisable in the conduct of the affairs of the Corporation.

4.2                                 Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of stockholders and at all meetings of the Board of Directors.  Subject to the control and the direction of the Board of Directors, the Chairman of the Board may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation.  The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

4.3                                 President.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  Subject to the control and the direction of the Board of Directors, the President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation.  The President shall perform such other duties and have such other powers as the Board of Directors shall prescribe;

4.4                                 Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.5                                 Secretary.  The Secretary shall attend all meetings of shareholders and/or directors of this Corporation and shall preserve in record books of the Corporation full and correct minutes of the proceedings of all such meetings.  He shall have custody of the corporate minute books and seal.  It shall be his duty to sign all corporate records, documents and instruments whereunto his signature shall be lawfully required, and to give all notices required by the Articles of Incorporation, Bylaws, or resolutions of the shareholders or Board of Directors.

4.6                                 Treasurer.  The Treasurer shall keep or cause to be kept in books belonging to this Corporation complete and accurate accounts of all receipts and disbursements, resources and liabilities of the Corporation, and shall deposit all moneys and other valuable effects of this Corporation in its name and to its credit in such banks or other depositories as may be designated from time to time by the Board of Directors.  Except as otherwise provided by resolution of the Board of Directors, he shall be the disbursing officer of the Corporation, taking proper vouchers and receipts for all disbursements.  He shall render to the directors at their regular meetings and at such other times and the Board of Directors may require complete statements showing the financial condition of the Corporation.  He shall, when required by the Board of Directors, file with the Corporation a bond in such form and amount and with such surety or sureties as may be approved by the Board, conditioned for the faithful performance of his duties as Treasurer.  He shall sign all corporate instruments whereunto his signature shall be lawfully required.

4.7                                 Other Powers.  All the foregoing officers shall have and exercise such further powers and duties in addition to those above enumerated as are usually incident to their offices or may be specifically delegated to them by the Board of Directors.

4.8                                 Other Officers.  In addition to the foregoing officers, the Board of Directors may from time to time appoint additional Vice Presidents with such specific duties and powers as the Board of Directors may confer upon them, and also may appoint such other subordinate officers with specified authority and duties as they may deem necessary.  All such appointed Vice Presidents and other officers shall hold office only during the pleasure of the Board.

4.9                                 Term of Office and Vacancy.  So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors, are elected and qualified.  If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term.  Appointed officers shall hold office at the pleasure of the Board.  Any officer may resign by written notice to the Corporation.

4.10                           Removal of officers.  Any officer, whether elected or appointed by the Board of Directors, may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

5.                                       INDEMNIFICATION

5.1                                 The Corporation shall indemnify to the fullest extent authorized or permitted by the Michigan Business Corporation Act any person, and his heirs, executors, administrators and legal representatives, who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

6.                                       STOCK

6.1                                 Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors.  Every shareholder shall be entitled to have a certificate of stock signed by or in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of such Corporation sealed with its seal certifying the number of class of shares represented by such certificate, which certificate shall state the terms and provisions of all classes of shares; provided, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of such Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and/or the seal of the Corporation may be a facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of such Corporation whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by such corporation such certificate or certificates may nevertheless be adopted by such corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of such Corporation.

If a certificate of stock be lost, stolen or destroyed, a new certificate of the identical tenor of the one alleged to be lost, stolen or destroyed may be issued by special order of the Board of Directors upon satisfactory proof of such loss, theft or destruction, and the giving of a bond of indemnity against loss by reason thereof in form and amount to be approved by the Board.  If the Corporation shall voluntarily and in good faith issue a new certificate in lieu of one believed to have been lost, stolen or destroyed, it may recognize the person in whose name the new certificate or any certificate thereafter issued in exchange or substitution therefor, is issued, as the owner of the shares described therein for all purposes, including the right to vote and the right to receive payment of dividends, distribution or redemption price, until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the corporation and the holder of any new certificate or any certificate issued in exchange or substitution therefor from so acting.

6.2                                 Transfer of Shares.  Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

6.3                                 Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of the certificates for shares of capital stock.  It may appoint one or more transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both.

7.                                       EXECUTION OF INSTRUMENTS

7.1                                 Checks, etc.  All notes, checks, drafts and orders for the payment of money issued by this Corporation shall be signed in the corporate name by such officers or employees as the Board of Directors may from time to time designate.

7.2                                 Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

8.                                       CORPORATE SEAL

8.1                                 The Directors shall have authority to determine the form of the corporate seal of this Corporation and adopt the same as and for its seal.

9.                                       FISCAL YEAR

9.1                                 The fiscal year of this Corporation shall end on the 31st day of December of each year.

10.                                 AMENDMENTS

10.1                           These bylaws may be altered or repealed, or new bylaws may be made and adopted, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any annual meeting or any special meeting called for that purpose or by action of the Board of Directors.  The shareholders may from time to time specify particular provisions of these bylaws which shall not be altered or repealed by the Board of Directors.

State of Indiana	)
County of Allen	)

The undersigned, Secretary of ESSEX GROUP, INC., a corporation of the State of Michigan HEREBY CERTIFIES that the foregoing is a complete copy of the bylaws of said Corporation, as at present in force.

IN WITNESS WHEREOF, the undersigned has hereto set his hand and affixed the seal of said Corporation this 10th day of February, 1995.

/s/ Anthony J. Criso
Secretary

S E A L